Exhibit 99.2



                            CERTIFICATON PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


In connection with the Annual Report of Hibshman Optical Corp. on Form 10-KSB for the year ending December 31, 2002, as filed with the Securities and Exchange Commission on the date hereof ( the "report"), Carmine Catizone, Treasurer of the Company, certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

         (1) The Report fully complies with the requirements of section 13(a) of the Securities Exchange Act of 1934; and


         (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.




                                       /s/ CARMINE CATIZONE
                                       -----------------------------
                                       Carmine Catizone
                                       Treasurer
                                       (Principal Executive Officer)